SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 1, 2002
                         (Date of earliest event report)

                             WEYERHAEUSER COMPANY
                        ------------------------------------
                (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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Item 5.  Other Events

On July 1, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) announced that as of June 30, Willamette Industries has been fully merged into Weyerhaeuser. This completes Weyerhaeuser's acquisition of Willamette. As a result of the merger, all Willamette assets and obligations have become assets and obligations of Weyerhaeuser.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
                                                   --------------------


                                 # # #

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WEYERHAEUSER COMPANY

                                       By     /s/ Donald S. Waddell
                                           ----------------------------
                                       Its:    Vice President and Controller
Date:  July 1, 2002
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